Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ZiLOG, Inc. on Form 10-Q for the quarterly period ended December 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Darin G. Billerbeck, as Chief Executive Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: February 12, 2008	By: /s/ Darin G. Billerbeck

Darin G. Billerbeck
Chief Executive Officer

In connection with the Quarterly Report of ZiLOG, Inc. on Form 10-Q for the quarterly period ended December 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Perry J. Grace, as Chief Financial Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: February 12, 2008	By: /s/ Perry J. Grace

Perry J. Grace
Executive Vice President and Chief Financial Officer